EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-00949) of Terex Corporation of our report dated June 29, 2006 relating to the financial statements of the Terex Corporation and Affiliates’ 401(k) Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Stamford, CT

June 29, 2006